Brand Authorization Certification

This is to certify that **AMC CORPORATION**, with office address at 4794 231ST PL SE, SAMMAMISH, WA, 98075, USA, is officially authorized to use the brand name “YI” on online sales.

This certification is valid from October 21, 2021- October 22, 2026.

Date: 2021.10.21

Shanghai Xiaoyi Technology Co., Ltd.
上海小蚁科技有限公司